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                                                                    Exhibit 99.1

                                  CERTIFICATION

Each of the undersigned, in his capacity as an officer of The Princeton Review, Inc. (the "Company"), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

     (1) the Annual Report for The Princeton Review, Inc. 401(k) Employee Savings Plan on Form 11-K for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of The Princeton Review, Inc. 401(k) Employee Savings Plan.


Date: June 26, 2003                           By:      /s/ John S. Katzman
                                                  ------------------------------
                                                  Name: John S. Katzman
                                                  Title: Chief Executive Officer


Date: June 26, 2003                           By:      /s/ Stephen Melvin
                                                  ------------------------------
                                                  Name: Stephen Melvin
                                                  Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Princeton Review, Inc. and will be retained by The Princeton Review, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.